Exhibit 99.1

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Ed Harrison
LHA	fama PR
(212) 838-3777	(617) 986-5003
sprince@lhai.com or ir@augme.com	ed@famapr.com

Augme Technologies Announces Pricing of Public Offering

NEW YORK, NY— 9/28/12 — Augme Technologies, Inc. (OTCBB: AUGT) (“Augme”) (“the Company”), a leader in mobile marketing and advertising technology and services, today announced that it has priced an underwritten public offering of 8,500,000 shares of its common stock together with warrants to purchase an additional 2,125,000 shares of common stock. Each share of stock and warrant will be sold at a price to the public of $0.80, for gross proceeds of approximately $6.8 million.  The net proceeds from the sale of the securities, after deducting the underwriter’s discounts and other estimated offering expenses payable by the Company, will be approximately $6.132 million.  In connection with the offering, the Company has also granted to the underwriter a 45-day option to purchase from the Company up to 1,275,000 additional shares of common stock and warrants for the purchase of 318,750 shares of common stock to cover any over-allotments.  The Company currently intends to use the net proceeds from this offering for organic expansion in existing and new markets, for general corporate purposes and to pay debt in the amount of $200,000.  The offering is expected to close on or about October 3, 2012, subject to the satisfaction of customary closing conditions.

Northland Capital Markets is acting as sole book-running manager.  Brean Capital, LLC and Dawson James Securities are selling group members. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

A shelf registration statement (File No. 333-175191) relating to these securities was declared effective by the Securities and Exchange Commission on July 13, 2011.  A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  When available, copies of the final prospectus supplement and accompanying base prospectus related to this offering may be obtained from the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Northland Capital Markets, 45 S. Seventh St., Suite 2000, Minneapolis, MN 55402, by

calling (612) 851-5966, or by emailing Andrew Pafko, apafko@northlandcapitalmarkets.com

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of the Company, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT - News) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Its platforms, including AD LIFE®, have provided measurable successes in over 200,000 campaigns for such clients as Macy’s, MillerCoors and Clear Channel. Augme’s offerings allow marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme’s platforms facilitate consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE® solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE®, Augme owns Hipcricket and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, Chicago, Tucson and London. For more information, visit www.augme.com.

Augme Technologies™, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved.

Forward-Looking Statements

This release includes forward-looking statements.  All statements regarding our expected future financial position, financing plans and the amount and use of proceeds of the offering, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 29, 2012 and more recent reports and registration statements and prospectuses filed with the SEC. Augme

Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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